                                                                   EXHIBIT 10.23

                             IL-1 LICENSE AGREEMENT

THIS LICENSE AGREEMENT dated this 26th day of June, 2002 by and among Regeneron Pharmaceuticals, Inc., a New York corporation with principal offices located at 777 Old Saw Mill River Road, Tarrytown, New York 10591-6707 ("Regeneron"), Immunex Corporation, a Washington corporation with principal offices located at 51 University Street, Seattle, Washington 98101 ("Immunex") and Amgen Inc., a Delaware corporation with principal offices located at One Amgen Center Drive, Thousand Oaks, California 91320-1799 (hereinafter referred to as "Amgen").

                                   WITNESSETH:

            WHEREAS, Regeneron is engaged in the research, development and commercialization of human pharmaceutical products, including those certain molecules in development known as the IL-1 Trap;

            WHEREAS, Immunex controls, and has the right to grant rights under, certain patent rights relating to soluble IL-1 receptor proteins and is the exclusive licensee of certain rights in, and has the right to grant sublicenses under, certain patent rights relating to soluble IL-1 receptor proteins; and

            WHEREAS, Amgen controls, and has the right to grant rights under, certain patent rights relating to soluble IL-1 receptor proteins;

            WHEREAS, the Federal Trade Commission staff has raised the concern that the proposed merger between Amgen and Immunex is likely to produce anticompetitive effects in an alleged IL-1 inhibitor market, which would not be in the public interest, including, but not limited to, increasing the barriers of entry into such market by the combination of Amgen's and Immunex's IL-1 inhibitor patent portfolios; and

            WHEREAS, in order to resolve the concerns raised by the Federal Trade Commission staff in the alleged IL-1 inhibitor market, Amgen and Immunex have agreed to grant certain rights under their respective patents to Regeneron to permit Regeneron to commercialize such IL-1 Trap product and certain follow-on IL-1 Trap products.

            NOW THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Agreement, the Parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS


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1.1 "AFFILIATE" shall mean a corporation or other business entity controlled by, controlling, or under common control with a Party. For this purpose, control shall mean the direct or indirect ownership of more than fifty percent (50%) of the voting stock or at least fifty percent (50%) interest in the income of such corporation or other business.

1.2 "AFTER-ACQUIRED PATENT RIGHTS" shall mean any Patent Rights which come to be exclusively Controlled, in whole or part, by Amgen or Immunex (or, in either case, any of its Affiliates) after the Effective Date, by license or acquisition from a Third Party after the Effective Date, and which contain one or more issued and enforceable claims that would be infringed by the making, having made, using, offering for sale, selling or importing of a Licensed Product. It is contemplated that After-Acquired Patent Rights can be acquired from a Third Party possessing such Patent Rights through (x) a license agreement with such Third Party, (y) the outright purchase of Patent Rights from such Third Party or
(z) due to a merger with a Third Party or acquisition of either voting control or substantially all of the stock or assets of a Third Party Controlling through ownership or exclusive license such Patent Rights.

1.3 "AGREEMENT" shall mean this License Agreement.

1.4 "AMGEN COMBINATION PRODUCT CLAIMS" shall mean, within Amgen Patent Rights, composition of matter, article of manufacture and/or method of use claims specifically requiring at least two (2) components with one recited component being directed to or otherwise covering an interleukin-1 binding molecule and the other recited component being directed to or otherwise covering an Other Molecule(s). For the avoidance of doubt, Amgen Combination Product Claims shall exclude any composition of matter, article of manufacture or method of use claim not requiring both a component being directed to or otherwise covering an interleukin-1 binding molecule and a component being directed to or otherwise covering an Other Molecule(s).

1.5 "AMGEN LICENSED PATENT RIGHTS" shall mean, to the extent Controlled by Amgen or any of its Affiliates: (i) the patent applications and patents listed on Exhibit A; (ii) all national, regional and international patent applications filed either from such patent applications or priority applications or from an application claiming priority from either of these, including, without limitation, divisionals, continuations, continuations-in-part, provisionals, converted provisional, continued prosecution application; (iii) any and all patents that have issued (including those set forth in Exhibit A) or in the future issue from the foregoing patent applications, including, without limitation, utility, model and design patents and certificates of invention; and
(iv) any and all extensions or restorations by existing or future extension or restoration mechanisms, including without limitation, substitutions, re-examinations, revalidations, reissues, renewals, extensions (including any supplementary protection certificate) or any confirmation patent or registration patent or patent of additions to any such foregoing patent applications and patents. For the avoidance of doubt, After-Acquired Patent Rights are not included in the definition of Amgen Licensed Patent Rights.


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
1.6 "AMGEN PATENT RIGHTS" shall mean all Patent Rights which are Controlled by Amgen or any of its Affiliates and any After-Acquired Patent Rights included by operation of Section 2.4(b). For the avoidance of doubt, Amgen Patent Rights shall include Amgen Licensed Patent Rights.

1.7 "AVENTIS CONSENT AND AGREEMENT" shall mean a fully executed "Consent and Agreement" by and between Aventis and Immunex, in substantially the form attached hereto as Exhibit B. The fully executed Aventis Consent and Agreement may vary from the form attached as Exhibit B as mutually acceptable to Immunex and Regeneron, as affirmed in writing by Immunex and Regeneron.

1.8 "AVENTIS PASS-THROUGH ROYALTY" shall mean [********************************
*******].

1.9 "CONFIDENTIAL INFORMATION" shall mean (a) any information of any Party disclosed to the other Party pursuant to this Agreement, which, if written, is marked confidential by the disclosing Party or, if oral or by demonstration, is reduced to writing, marked confidential by the disclosing Party, and provided to a non-disclosing Party within thirty (30) days of the oral disclosure or demonstration, (b) all information relating to the filing, prosecution, maintenance, defense or enforcement of the Immunex Patent Rights or the Amgen Patent Rights and (c) Regeneron's Net Sales.

1.10 "CONTROL" or "CONTROLLED" shall mean with respect to any Patent Right, in each case the possession (whether by ownership, license or other right) by Immunex or Amgen, as the case may be, or any of their Affiliates, of the ability to grant to Regeneron rights as provided herein in either Sections 2.1, 2.3 or 2.4, as the case may be, without violating the terms of any written agreement with any Third Party.

1.11 "CO-PROMOTER/CO-MARKETER" shall mean a Third Party contracted with by Regeneron, its Affiliates or Sublicensees to engage in a part of the promotion, marketing, detailing, sampling, distributing, and/or selling of any Licensed Products. For purposes of this Agreement, a Co-Promoter/Co-Marketer shall be permitted to conduct or sponsor post-approval clinical studies (in an approved indication, but not necessarily for an approved use) with respect to a Licensed Product. A Co-Promoter/Co-Marketer shall not be permitted to perform any part of the pre-approval development of any indication of a Licensed Product, nor perform any part of the bulk substance manufacturing of any Licensed Product.

1.12 "DEFAULT" shall mean with respect to a Party (i) that any representation or warranty of such Party set forth herein shall have been untrue in any material respect when made and/or (ii) such Party shall have failed to perform any material obligation set forth herein; provided however, that such Party shall have not brought such representation or warranty into conformance with such representation or warranty or shall not have performed such material obligation, within sixty (60) days after receipt of written notice from Regeneron (in the case of Immunex and/or Amgen) and Immunex and/or Amgen (in the case of Regeneron) specifying in detail the material obligation which has not been performed and requesting that the failure to be remedied. (In those instances where it is not possible for a Party to perform a material obligation or bring a representation or warranty into conformance within 60 days after receipt of such written notice, such Party shall have satisfied its obligations to bring its representation or warranty into conformance and/or to perform its material obligation and thus avoid Default by commencing substantial remedial action within sixty (60) days after receipt of the written notice, pursuing such remedial action with reasonable diligence and completing such remedial action within one hundred twenty (120) after receipt of the written notice.) For Regeneron, a "material obligation" as used above shall be limited to [******************************************]. For the avoidance of doubt, no act or failure to act by any Sublicensee or any other Third Party shall be considered a Default on the part of Regeneron; provided however, this sentence shall not be interpreted to relieve Regeneron (on behalf of itself, its Affiliates or its Sublicensees) of any of its obligations to Amgen or Immunex as set forth in this Agreement. Without limiting the foregoing, if any Sublicensee shall engage in any activity described in Section 10.16 of the Agreement, the specific provisions of Section 10.16 as they apply to the actions of the Sublicensee shall apply, and such action by the Sublicensee in violation of the covenant in Section 10.16 shall not be considered a Default on the part of Regeneron.

1.13 "EFFECTIVE DATE" shall mean the date the Merger is consummated by filing articles of merger related to the Merger with the Secretary of State of the State of Washington.

1.14 "FIELD OF USE" shall mean all uses of Licensed Product(s).

1.15 "FIRST COMMERCIAL SALE" shall mean the initial transfer of commercial quantities of Licensed Product to a Third Party following approval of the Biologics License Application (or foreign equivalent) in exchange for cash or some equivalent to which value can be assigned for purposes of determining Net Sales.

1.16 "FORCE MAJEURE" shall mean any occurrence beyond the reasonable control of a Party that prevents or substantially interferes with the performance by a Party of any of its obligations hereunder, if and only if the Party affected shall have used reasonable efforts to avoid such occurrence and to remedy it promptly if it shall have occurred.

1.17 "GRANT COMMENCEMENT DATE" shall mean the later of (i) the Effective Date and (ii) the date on which Immunex and Aventis have fully executed the Aventis Consent and Agreement.

1.18 "IMMUNEX COMBINATION PRODUCT CLAIMS" shall mean, within Immunex Patent Rights, composition of matter, article of manufacture and/or method of use claims specifically requiring at least two (2) components with one recited component being directed to or otherwise covering an interleukin-1 binding molecule and the other recited component being directed to or otherwise covering an Other Molecule(s)). For the avoidance of doubt, Immunex Combination Product Claims shall exclude any composition of matter, article of manufacture or use claim not requiring both a component being directed to or otherwise covering an interleukin-1 binding molecule and a component being directed to or otherwise covering an Other Molecule(s).


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1.19 "IMMUNEX-HOECHST RECEPTOR AGREEMENT" shall mean that certain Receptor
Agreement dated April 6, 1998 by and between Immunex Corporation and Hoechst Marion Roussel Deutschland GmbH, as the same may be amended from time to time, including, without limitation, as modified by the Aventis Consent and Agreement.

1.20 "IMMUNEX-HOECHST PATENT RIGHTS" shall mean, to the extent Controlled by Immunex, the "Behringwerke Receptor Patent Rights" as that term is defined in the Immunex-Hoechst Receptor Agreement. A list of the Immunex-Hoechst Patent Rights existing as of the Effective Date is set forth in Exhibit C.

1.21 "IMMUNEX LICENSED PATENT RIGHTS" shall mean, collectively, the Immunex IL-1r Patent Rights and the Immunex-Hoechst Patent Rights. For the avoidance of doubt, After-Acquired Patent Rights are not included in the definition of Immunex Licensed Patent Rights.

1.22 "IMMUNEX IL-1R PATENT RIGHTS" shall mean, to the extent Controlled by Immunex or any of its Affiliates: (i) the patent applications and patents listed on Exhibit D; (ii) all national, regional and international patent applications filed either from such patent applications or priority applications or from an application claiming priority from either of these, including, without limitation, divisionals, continuations, continuations-in-part, provisionals, converted provisional, continued prosecution application; (iii) any and all patents that have issued (including those set forth in Exhibit D) or in the future issue from the foregoing patent applications, including, without limitation, utility, model and design patents and certificates of invention; and
(iv) any and all extensions or restorations by existing or future extension or restoration mechanisms, including without limitation, substitutions, re-examinations, revalidations, reissues, renewals, extensions (including any supplementary protection certificate) or any confirmation patent or registration patent or patent of additions to any such foregoing patent applications and patents.

1.23 "IMMUNEX PATENT RIGHTS" shall mean all Patent Rights which are Controlled by Immunex, or any of its Affiliates and any After-Acquired Patent Rights included by operation of Section 2.3(b). For the avoidance of doubt, Immunex Patent Rights shall include Immunex Licensed Patent Rights.

1.24 "INTERLEUKIN-1 RECEPTOR" shall mean, [*******************************].

1.25 "LICENSED PRODUCT(S)" shall mean a molecule, or gene encoding a molecule, comprising (i) all or an interleukin-1 binding portion of the amino acid sequence for [******************************************]; and (ii)
[****************************]. For the avoidance of doubt, a Licensed Product may be a [***********************]. For the further avoidance of doubt, the TRAP Product shall be included within the definition of Licensed Product. [********** ******************].

1.26 "LOSSES" shall mean liabilities, costs, settlements, damages, expenses and/or losses, including reasonable attorneys' fees, except as set forth in
Section 7.1(c).


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1.27 "MERGER" shall mean the merger between AMS Acquisition Inc. (a Washington corporation and wholly owned subsidiary of Amgen) and Immunex as contemplated in the Amended and Restated Agreement and Plan of Merger by and among Amgen Inc., AMS Acquisition Inc. and Immunex Corporation dated as of December 16, 2001 (or any other means of effecting the merger between Amgen and Immunex).

1.28 "NET SALES" shall mean [************************************].

1.29 "OTHER MOLECULE(S)" shall mean any active ingredient or finished product containing an active ingredient (or class of active ingredient(s) or finished product(s) containing an active ingredient(s)) that is not a Licensed Product (e.g. a TNF inhibitor).

1.30 "PARTY" shall mean Amgen, Immunex or Regeneron, as the case may be, and "PARTIES" shall mean Amgen, Immunex and Regeneron, collectively.

1.31 "PATENT RIGHTS" shall mean all pending patent applications and issued patents, in each case as of the Effective Date; and, solely with respect to the subject matter contained in such patent applications and issued patents, (i) all national, regional and international patent applications filed either from such patent applications or priority applications or from an application claiming priority from either of these, including, without limitation, divisionals, continuations, continuations-in-part, provisionals, converted provisional, continued prosecution application, (ii) any and all patents that have issued or in the future issue from the foregoing patent applications, including, without limitation, utility, model and design patents and certificates of invention, and
(iii) any and all extensions or restorations by existing or future extension or restoration mechanisms, including without limitation, substitutions, re-examinations, revalidations, reissues, renewals, extensions (including any supplementary protection certificate) or any confirmation patent or registration patent or patent of additions to any such foregoing patent applications and patents.

1.32 "PERSON" shall mean an individual, a partnership, a joint venture, a corporation, a trust, an estate, an unincorporated organization, or any other entity, or a government or any department or agency thereof.

1.33 "PROMOTE", as used in Section 2.3(a) and Section 2.4(a), shall mean any activity in connection with the promotion, marketing and/or detailing of a product. For the avoidance of doubt, the making and/or actual selling and/or distribution of a product shall not be included within the definition of Promote.

1.34 "SUBLICENSEE" shall mean a Third Party to whom Regeneron has granted a sublicense pursuant to Section 2.2.

1.35 "TERRITORY" shall mean all countries of the world.

1.36 "THIRD PARTY" shall mean any Person other than Amgen, Immunex, Regeneron, and their respective Affiliates.


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1.37 "TRAP PRODUCT" shall mean a molecule comprising (i)
[**********************************]; and (ii) all or a portion (which portion must, together with the polypeptide having the sequence referenced in subsection
(i) above, participate in the binding of interleukin-1) of the interleukin-1 accessory protein as described by [****************************]; wherein the molecule is capable of binding interleukin-1. By way of example, TRAP Products shall include the product identified [******************************]. For avoidance of doubt, TRAP Product is included within the definition of Licensed Product. [************************************].

                                    ARTICLE 2

                                 GRANT OF RIGHTS

2.1      GRANT TO REGENERON.

         (a) On the terms and conditions set forth herein, Immunex hereby grants to Regeneron and its Affiliates a non-exclusive license, with a limited right to grant sublicenses solely pursuant to Section 2.2 herein, under the Immunex Licensed Patent Rights to make, have made, use, sell, offer for sale and import Licensed Products in the Field of Use anywhere in the Territory.

         (b) On the terms and conditions set forth herein, Amgen hereby grants to Regeneron and its Affiliates a non-exclusive license, with a limited right to grant sublicenses solely pursuant to Section 2.2 herein, under the Amgen Licensed Patent Rights to make, have made, use, sell, offer for sale and import Licensed Products in the Field of Use anywhere in the Territory.

2.2 SUBLICENSES. Regeneron shall have the limited right to grant sublicenses under the rights granted under Sections 2.1(a) and 2.1(b) on a country by country basis, to [******************************]. For the avoidance of doubt, [**************************] shall not be considered a Sublicensee for purposes of this Section 2.2. Regeneron acknowledges and agrees that any sublicense granted pursuant to this Section 2.2 shall be consistent with, and expressly subject to, the covenants, terms and conditions set forth in this Agreement, and shall terminate upon termination of this Agreement. Regeneron, its Affiliates and each Sublicensee shall each be permitted to engage the services of one or more Co-Promoters/Co-Marketers in any country in the Territory. For the avoidance of doubt, in addition to the sublicensing rights set forth in this
Section 2.2, Regeneron and its Affiliates shall have the right to engage the services of a contract sales force in any country in the Territory and such service providers shall not be considered Sublicensees for purposes of this
Section 2.2. [***************************]. Regeneron agrees to remain liable for the obligations, including the payment of royalties, of each Sublicensee as required pursuant to this Agreement; provided that no act or failure to act by any Sublicensee can be considered a Default on the part of Regeneron (but Regeneron shall remain liable for its obligations (and the obligations of its Affiliates and each Sublicensee) to Amgen or Immunex under this Agreement).


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2.3      IMMUNEX COVENANT NOT TO SUE.

         (a) Neither Immunex nor any of its Affiliates shall ever, anywhere in the world, institute or prosecute (or in any way aid any Third Party in instituting or prosecuting), at law or in equity, any claim, demand, action or cause of action for damages, costs, expenses or compensation, or for an enjoinment, injunction, or any other equitable remedy, against Regeneron, its Affiliates, Sublicensees, suppliers, distributors, Co-Promoters/Co-Marketers, vendors or customers alleging the infringement of any Immunex Patent Rights in its making, having made, using, selling, offering to sell, or importing of (i) any Licensed Product, or (ii) any product which includes or incorporates a Licensed Product in any manner to the extent that the alleged infringement is based on the manufacture, use, sale, offer to sell, or importation of the Licensed Product or Licensed Product portion in such product.

         Pursuant to this covenant, Regeneron, its Affiliates, Sublicensees, suppliers, distributors, Co-Promoters/Co-Marketers, vendors or customers may, under Immunex Patent Rights, make, have made, use, sell, offer to sell or import any Licensed Product in combination with an Other Molecule(s). Notwithstanding the foregoing, if the making, having made, using, offering to sell, selling or importing of an Other Molecule(s) would infringe any claim within the Immunex Patent Rights, other than in any Immunex Combination Product Claims, Regeneron, its Affiliates, Sublicensees, suppliers, distributors, Co-Promoters/Co-Marketers, vendors or customers shall have no right under such claims to make, have made, use, offer to sell, sell or import such Other Molecule(s), except that Regeneron, its Affiliates, Sublicensees and Co-Promoters/Co-Marketers shall have the right under all Immunex Patent Rights solely to pre-clinically and clinically test and to Promote the combination use of such Other Molecule(s) with the Licensed Product.

         Immunex further covenants and agrees that, in the event Immunex or its Affiliate grants or transfers any rights under any Immunex Patent Rights which, Immunex in good faith believes is reasonably likely to be subject to this covenant, to any Third Party, such grant or transfer of rights shall be only upon the condition that the Third Party agrees, in writing, to grant Regeneron, its Affiliates, Sublicensees, suppliers, distributors, Co-Promoters/Co-Marketers, vendors and customers immunity from suit as set forth in this Section 2.3(a) and agrees to Regeneron being a third party beneficiary under such grant or transfer to the extent it relates to such immunity from suit. For the avoidance of doubt, subject to Section 8.3, the preceding sentence shall not operate to require Immunex or its Affiliates to maintain or renew any Third Party agreement pursuant to which it currently has Control of any Immunex Patent Rights; subject to Section 8.3, the reversion of rights to the original possessor thereof upon such failure to maintain or renew such Third Party agreement shall not be considered a grant or transfer that is subject to the requirements of the first sentence of this paragraph, unless such reversion is the result of a new agreement with such Third Party pursuant to which such Third Party pays consideration to Immunex or its Affiliates in connection with the reversion.

         (b) In the event that Immunex or any of its Affiliates comes to Control After-Acquired Patent Rights, Immunex (on its own behalf and on behalf of its Affiliates)


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covenants to use good faith efforts to obtain, as part of its "Control", the right to grant to Regeneron those rights obtainable on the following conditions and Regeneron shall have the right to include such After-Acquired Patent Rights within the definition of Immunex Patent Rights solely on the following conditions:

                  (i) At any time following Immunex or any of its Affiliates coming to Control any After-Acquired Patent Rights, either Immunex or Regeneron may provide written notice to the other that such After-Acquired Patents Rights are to be considered for inclusion within the definition of the Immunex Patent Rights ("Initial Notice"). Regardless of which Party provides the Initial Notice, within thirty (30) days after such Initial Notice, Immunex shall provide to Regeneron a description of the relevant circumstances related to the acquisition of the After-Acquired Patent Rights, and shall inform Regeneron of the consequent consideration required for Regeneron to include such After-Acquired Patent Rights (the "Offered After-Acquired Patent Rights") within the definition of Immunex Patent Rights, as set forth below and in Exhibit E, attached hereto. Such notice (the "Offering Notice") shall include (a) complete copies of any patents included in such Offered After-Acquired Patent Rights, and [*******************************************]. Immunex shall use all reasonable efforts to obtain any necessary consents from the relevant Third Party to permit the disclosure to Regeneron of the information required in the Offering Notice. Immunex shall be required to respond promptly to all reasonable questions raised by Regeneron in connection with Regeneron's review of the Offered After-Acquired Patent Rights and the contractual provisions. Regeneron shall have the right, within ninety (90) days after receipt of such notice, to notify Immunex in writing whether Regeneron elects to include such patents in the Immunex Patent Rights, and [********************]. Upon such election, the Offered After-Acquired Patent Rights shall thereafter be included in the definition of Immunex Patent Rights; if Regeneron elects not to agree to such consideration with respect to the Offered After-Acquired Patent Rights, or fails to timely make its election, any such Offered After-Acquired Patent Rights shall continue to be excluded from the definition of Immunex Patent Rights. Regeneron shall have the right to terminate its license for any After-Acquired Patent Rights on thirty (30) days prior written notice signed by a duly authorized officer of Regeneron; the effect of such termination shall be that such After-Acquired Patent Rights shall thereafter be excluded from the definition of Immunex Patent Rights. For the avoidance of doubt, each After-Acquired Patent Right (or set of rights) is only subject to the Regeneron option for inclusion set forth in this subsection on one occasion; that is, if Regeneron elects not to agree to include Offered After-Acquired Patent Rights within the Immunex Patent Rights (or fails to timely make such election) following the Offering Notice with respect to such Offered After-Acquired Patent Rights, Regeneron shall not have the option to later include those same Offered After-Acquired Patent Rights within the Immunex Patent Rights. For the avoidance of doubt, the rejection of a particular patent or claim offered as an Offered After-Acquired Patent Right under this Section shall not operate to limit Regeneron's rights with respect to any other issued patents or claims that were not offered as Offered After-Acquired Patent Rights, even if such patent or claims which were not offered were obtained from the same Third Party, or pursuant to the same Third Party Agreement, as the Offered After-Acquired Patent Rights which were rejected.

         For the avoidance of doubt, any intellectual property rights acquired by Immunex after the Effective Date (such that Immunex's or its Affiliate's rights to the applicable patents and/or patent applications first arise after the Effective Date) shall be excluded from the definition of Immunex Patent Rights unless meeting the definition of After-Acquired Patent Rights and specifically included by operation of this Section 2.3(b).

         [****************************************]

         [****************************************]

         [****************************************]

         For the avoidance of doubt, each distinct time Immunex obtains Control of After-Acquired Patent Rights, this Section 2.3(b)
[***************************************] shall operate. All After-Acquired
Patent Rights obtained in one transaction (or series of related transactions) from one Third Party shall be considered a set, and this Section 2.3(b) [******************************) shall apply only once to such a set of
After-Acquired Patent Rights, regardless of how many patents or patent applications are acquired in that one transaction (or series of related transactions).

         (c) Notwithstanding 2.3(a) above,
[************************************], Immunex shall provide reasonably timely notice to Regeneron of the Third Party obligation with respect to any such patent. Such notice (the "Offering Notice") shall include (a) complete copies of any patents included in such Pass-Through Patent Rights, and [*********************************]. Immunex shall use all reasonable efforts to obtain any necessary consents from the relevant Third Party to permit the disclosure to Regeneron of the information required in the notice contemplated herein. Immunex shall be required to respond promptly to all reasonable questions raised by Regeneron in connection with Regeneron's review of the Pass-Through Patent Rights and the contractual provisions. Regeneron shall have the right, [****************************************]. Upon such election, the
Pass-Through Patent Rights shall thereafter be included in the definition of Immunex Patent Rights; if Regeneron elects not to accept such obligation with respect to any patent or fails to timely make its election, any such patent shall be excluded from the definition of Immunex Patent Rights. Regeneron shall have the right to terminate its license of any Pass-Through Patent Rights on thirty (30) days prior written notice signed by a duly authorized officer of Regeneron. For the avoidance of doubt, each Pass-Through Patent Right (or set of rights) is only subject to the Regeneron option for inclusion set forth in this subsection on one occasion; that is, if Regeneron elects not to agree to include Pass-Through Patent Rights within the Immunex Patent Rights (or fails to timely make such election) following the Offering Notice with respect to such Pass-Through Patent Rights, Regeneron shall not have the option to later include those same Pass-Through Patent Rights within the Immunex Patent Rights.

      This Section 2.3(c) shall not apply with respect to [******************** **************].


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
         (d) For the avoidance of doubt, the covenants set forth in Section 2.3(a) above shall terminate upon the termination of this Agreement, including, without limitation, any termination arising from the breach of this Agreement by Regeneron.

2.4      AMGEN COVENANT NOT TO SUE.

         (a) Neither Amgen nor any of its Affiliates shall ever, anywhere in the world, institute or prosecute (or in any way aid any Third Party in instituting or prosecuting), at law or in equity, any claim, demand, action or cause of action for damages, costs, expenses or compensation, or for an enjoinment, injunction, or any other equitable remedy, against Regeneron, its Affiliates, Sublicensees, suppliers, distributors, Co-Promoters/Co-Marketers, vendors or customers alleging the infringement of any Amgen Patent Rights in its making, having made, using, selling, offering to sell, or importing of (i) any Licensed Product, or (ii) any product which includes or incorporates a Licensed Product in any manner to the extent that the alleged infringement is based on the manufacture, use, sale, offer to sell, or importation of the Licensed Product or Licensed Product portion in such product.

         Pursuant to this covenant, Regeneron, its Affiliates, Sublicensees, suppliers, distributors, Co-Promoters/Co-Marketers, vendors or customers may, under Amgen Patent Rights, make, have made, use, sell, offer to sell or import any Licensed Product in combination with an Other Molecule(s). Notwithstanding the foregoing, if the making, having made, using, offering to sell, selling or importing of an Other Molecule(s) would infringe any claim within the Amgen Patent Rights, other than in any Amgen Combination Product Claims, Regeneron, its Affiliates, Sublicensees, suppliers, distributors, Co-Promoters/ Co-Marketers, vendors or customers shall have no right under such claims to make, have made, use, offer to sell, sell or import such Other Molecule(s), except that Regeneron, its Affiliates, Sublicensees and Co-Promoters/Co-Marketers shall have the right under all Amgen Patent Rights solely to pre-clinically and clinically test and to Promote the combination use of such Other Molecule(s) with the Licensed Product.

         Amgen further covenants and agrees that, in the event Amgen or its Affiliate grants or transfers any rights under any Amgen Patent Rights which, Amgen in good faith believes is reasonably likely to be subject to this covenant, to any Third Party, such grant or transfer of rights shall be only upon the condition that the Third Party agrees, in writing, to grant Regeneron, its Affiliates, Sublicensees, suppliers, distributors, Co-Promoters/ Co-Marketers, vendors and customers immunity from suit as set forth in this
Section 2.4(a) and agrees to Regeneron being a third party beneficiary under such grant or transfer to the extent it relates to such immunity from suit. For the avoidance of doubt, subject to Section 8.3, the preceding sentence shall not operate to require Amgen or its Affiliates to maintain or renew any Third Party agreement pursuant to which it currently has Control of any Amgen Patent Rights; subject to Section 8.3, the reversion of rights to the original possessor thereof upon such failure to maintain or renew such Third Party agreement shall not be considered a grant or transfer that is subject to the requirements of the first sentence of this paragraph, unless such reversion is the result of a new agreement with such Third Party pursuant to which such Third Party pays consideration to Amgen or its Affiliates in connection with the reversion.

         (b) In the event that Amgen or any of its Affiliates comes to Control After-Acquired Patent Rights, Amgen (on its own behalf and on behalf of its Affiliates) covenants to use good faith efforts to obtain, as part of its "Control", the right to grant to Regeneron those rights obtainable on the following conditions and Regeneron shall have the right to include such After-Acquired Patent Rights within the definition of Amgen Patent Rights, solely on the following conditions:

                  (i) At any time following Amgen or any of its Affiliates coming to Control any After-Acquired Patent Rights, either Amgen or Regeneron may provide written notice to the other that such After-Acquired Patents Rights are to be considered for inclusion within the definition of the Amgen Patent Rights ("Initial Notice"). Regardless of which Party provides the Initial Notice, within thirty (30) days after such Initial Notice, Amgen shall provide to Regeneron a description of the relevant circumstances related to the acquisition of the After-Acquired Patent Rights, and shall inform Regeneron of the consequent consideration required for Regeneron to include such After-Acquired Patent Rights (the "Offered After-Acquired Patent Rights") within the definition of Amgen Patent Rights, as set forth below and in Exhibit E, attached hereto. Such notice (the "Offering Notice") shall include (a) complete copies of any patents included in such Offered After-Acquired Patent Rights, and [*************************************]. Amgen shall use all reasonable efforts to obtain any necessary consents from the relevant Third Party to permit the disclosure to Regeneron of the information required in the Offering Notice. Amgen shall be required to respond promptly to all reasonable questions raised by Regeneron in connection with Regeneron's review of the Offered After-Acquired Patent Rights and the contractual provisions. Regeneron shall have the right, within ninety (90) days after receipt of such notice, to notify Amgen in writing whether Regeneron elects to include such Patents in the Amgen Patent Rights, [*******************************]. Upon such election, the Offered
After-Acquired Patent Rights shall thereafter be included in the definition of Amgen Patent Rights; if Regeneron elects not to agree to such consideration with respect to the Offered After-Acquired Patent Rights, or fails to timely make its election, any such Offered After-Acquired Patent Rights shall continue to be excluded from the definition of Amgen Patent Rights. Regeneron shall have the right to terminate its license for any After-Acquired Patent Rights on thirty
(30) days prior written notice signed by a duly authorized officer of Regeneron; the effect of such termination shall be that such After-Acquired Patent Rights shall thereafter be excluded from the definition of Amgen Patent Rights. For the avoidance of doubt, each After-Acquired Patent Right (or set of rights) is only subject to the Regeneron option for inclusion set forth in this subsection on one occasion; that is, if Regeneron elects not to agree to include Offered After-Acquired Patent Rights within the Amgen Patent Rights (or fails to timely make such election) following the Offering Notice with respect to such Offered After-Acquired Patent Rights, Regeneron shall not have the option to later include those same Offered After-Acquired Patent Rights within the Amgen Patent Rights. For the avoidance of doubt, the rejection of a particular patent or claim offered as an Offered After-Acquired Patent Right under this Section shall not operate to limit Regeneron's rights with respect to any other issued patents or claims that were not offered as Offered After-Acquired Patent Rights, even if such patent or claims which were not offered were obtained from the same Third Party, or pursuant to the same Third Party Agreement, as the Offered After-Acquired Patent Rights which were rejected.

         For the avoidance of doubt, any intellectual property rights acquired by Amgen after the Effective Date (such that Amgen's or its Affiliate's rights to the applicable patents and/or patent applications first arise after the Effective Date) shall be excluded from the definition of Amgen Patent Rights unless meeting the definition of After-Acquired Patent Rights and specifically included by operation of this Section 2.4(b).

                  [*******************************************]

                  [*******************************************]

                  [*******************************************]

         For the avoidance of doubt, each distinct time Amgen obtains Control of After-Acquired Patent Rights, this Section 2.4(b) [****************************] shall operate. All After-Acquired Patent Rights obtained in one transaction (or series of related transactions) from one Third Party shall be considered a set, and this Section 2.4(b) [*******************************************] shall apply only once to such a set of After-Acquired Patent Rights, regardless of how many patents or patent applications are acquired in that one transaction (or series of related transactions).

         (c) [***********************************************************],
Amgen shall provide reasonably timely notice to Regeneron of the Third Party obligation with respect to any such patent. Such notice (the "Offering Notice") shall include (a) complete copies of any patents included in such Pass-Through Patent Rights, [*******************************************************] Amgen
shall use all reasonable efforts to obtain any necessary consents from the relevant Third Party to permit the disclosure to Regeneron of the information required in the notice contemplated herein. Amgen shall be required to respond promptly to all reasonable questions raised by Regeneron in connection with Regeneron's review of the Pass-Through Patent Rights and the contractual provisions.[*******************************************************************]
Upon such election, the Pass-Through Patent Rights shall thereafter be included in the definition of Amgen Patent Rights; if Regeneron elects not to accept such obligation with respect to any patent or fails to timely make its election, any such patent shall be excluded from the definition of Amgen Patent Rights. Regeneron shall have the right to terminate its license of any Pass-Through Patent Rights on thirty (30) days prior written notice signed by a duly authorized officer of Regeneron. For the avoidance of doubt, each Pass-Through Patent Right (or set of rights) is only subject to the Regeneron option for inclusion set forth in this subsection on one occasion; that is, if Regeneron elects not to agree to include Pass-Through Patent Rights within the Amgen Patent Rights (or fails to timely make such election) following the Offering Notice with respect to such Pass-Through Patent Rights, Regeneron shall not have the option to later include those same Pass-Through Patent Rights within the Amgen Patent Rights.

         This Section 2.4(c) shall not apply [*********************************
************************]

         (d) For the avoidance of doubt, the covenants set forth in Section 2.4(a) above shall terminate upon the termination of this Agreement, including, without limitation, any termination arising from the breach of this Agreement by Regeneron.

2.5 NO OTHER RIGHTS. Except for the rights expressly granted under this Agreement, no right, title or interest of any nature is granted under this Agreement by any Party to any other Party, or any Affiliate of any Party, or to any Third Party. For the avoidance of doubt, Amgen and Immunex are only licensing Patent Rights under this Agreement and neither Amgen nor Immunex (nor any of their respective Affiliates) shall have any obligation to transfer or grant licenses to any know-how including, without limitation, trade secrets, inventions, information and data, results, and materials, even if such know-how is claimed by any Patent Rights subject to this Agreement. The Parties acknowledge that the Amgen Licensed Patent Rights and the Immunex Licensed Patent Rights include claims not covering Licensed Product(s), as defined herein, such as claims only covering TNF receptors, and the Parties further acknowledge that it is not the intent of the Parties to convey to Regeneron any rights to such claims pursuant to this Agreement.

2.6 CONDITION PRECEDENT. For the avoidance of doubt, all licenses and other rights provided in this Article 2 shall commence effective as of the Grant Commencement Date.

                                    ARTICLE 3

                                  CONSIDERATION

3.1 ROYALTIES. In consideration for the licenses and other rights granted under
Article 2, Regeneron agrees to pay royalties with respect to its total sales of Licensed Product if and to the extent required by the terms of Article 3.

         (a) Regeneron shall pay to Immunex (or Amgen if applicable) a royalty, calculated as a sum of the following royalties:

         (i) Base Royalty. (A) [*******************************] of each
Licensed Product in any country in the Territory if the making, having made, using, offering to sell, selling or importing of such Licensed Product by Regeneron, its Affiliates or its Sublicensees (or the distributors of any of them), in the absence of this Agreement, would infringe one or more issued claims of the Immunex Licensed Patent Rights in the country where such making, having made, using, offering to sell, selling or importing took place, that have not lapsed, been abandoned or been declared invalid by an unappealable judgment of a court of competent jurisdiction in such country.

                           (B) In the event that sales of a Licensed Product by
Regeneron would not trigger a royalty payment pursuant to Section 3.1(a)(i)(A) above, but the making, having made, using, offering to sell, selling or importing of such Licensed Product by Regeneron, its

Affiliates or its Sublicensees (or the distributors of any of them), in the absence of this Agreement, would infringe one or more issued claims of the Amgen Licensed Patent Rights in the country where such making, having made, using, offering to sell, selling or importing took place, that have not lapsed, been abandoned or been declared invalid by an unappealable judgment of a court of competent jurisdiction in any such country, Regeneron shall pay [************************] of each such Licensed Product in such country to Amgen, rather than Immunex. For the avoidance of doubt, if a royalty is due Immunex under Section 3.1(a)(i)(A), no royalty shall be due Amgen pursuant to this Section 3.1(a)(i)(B).

                           (C) In the event that sales of a Licensed Product by
Regeneron would not trigger a royalty payment pursuant to Section 3.1(a)(i)(A) above nor pursuant to Section 3.1(a)(i)(B) above, but the making, having made, using, offering to sell, selling or importing of such Licensed Product by Regeneron, its Affiliates or its Sublicensees (or the distributors of any of them), infringe or in the absence of this Agreement, would infringe one or more issued claims of the Immunex Patent Rights or Amgen Patent Rights subject to the covenants contained in Section 2.3(a) above or Section 2.4(a) above, in the country where such making, having made, using, offering to sell, selling or importing took place, that have not lapsed, been abandoned or been declared invalid by an unappealable judgment of a court of competent jurisdiction in any such country, Regeneron shall pay [**************************] of each such Licensed Product in such country to Immunex or Amgen, as appropriate, based on whether it is the Immunex Patent Rights that are implicated or the Amgen Patent Rights. (If both, payment shall be made half to Immunex, and half to Amgen.) For the avoidance of doubt, if a royalty is due under either Section 3.1(a)(i)(A) or
Section 3.1(a)(i)(B) with respect to a Licensed Product, no royalty shall be due pursuant to this Section 3.1(a)(i)(C) with respect to such Licensed Product.

                           (D) For the avoidance of doubt, in no event shall the
royalty payments pursuant to this Section 3.1(a)(i) exceed
[*************************] of each Licensed Product subject to the royalty provisions of (A), (B) and/or (C) above.

                  (ii) Aventis Pass-Through Royalty. Regeneron shall pay to Immunex [***********************************************************]unless all of the issued claims of the Amgen Patent Rights and Immunex Patent Rights, collectively, expire prior to the royalty term specified in the Aventis Consent and Agreement, in which case, from the time of such expiration, royalties shall no longer be due under this Section 3.1(ii).

                           (A) Acknowledgement. Regeneron and Immunex
                  acknowledge that the Aventis Pass-Through Royalty is owed by Immunex to Aventis under the Immunex-Hoechst Receptor Agreement (as modified by the Aventis Consent and Agreement) on sales of any Licensed Products by Regeneron under this Agreement, for the duration and under such terms set forth in the Aventis Consent and Agreement, provided the Immunex-Hoechst Receptor Agreement has not expired or been terminated. [**************************************]

         (b) [*****************************************************]

         (c) [*****************************************************]

3.2 COMPENSATION TERM.

             (a) Unless this Agreement is earlier terminated in accordance with
                 Article 9 hereof, Regeneron's obligation to pay royalties under
                 Section 3.1(a) shall expire on a Licensed Product-by-Licensed Product and country-by-country basis:

                 (i)      under Section 3.1(a)(i), [**************************
                          *****]

                 (ii)     under Section 3.1(a)(ii), [*************************
                          ******]

             (b) [******************************************]


             (c) [******************************************]

             (d) [************************************]


3.3 [************************************************************]

3.4 PAYMENT OF ROYALTIES; REPORTS.

         (a) First Commercial Sale. Regeneron shall report to an independent certified public accountant chosen jointly by Amgen and Immunex and reasonably acceptable to Regeneron ("Independent Accountant") the date of First Commercial Sale of a Licensed Product in each country in the Territory within [****************] after such occurrence.[************************************].

         (b) Statements. Beginning with the calendar quarter during which occurred the First Commercial Sale of a Licensed Product, Regeneron shall deliver to Independent Accountant, within [***************] after the end of each calendar quarter, a statement separately setting forth
[**********************************************].

         (c) Currency. If Net Sales are received in a currency other than United States Dollars, the Net Sales for the purpose of calculating payments hereunder shall be determined in the applicable foreign currency and then converted into its equivalent in United States Dollars at the rate of exchange applicable on the last business day of the calendar quarter in respect of which the funds are payable using the currency exchange rates quoted by the Wall Street Journal, Eastern Edition, during the period of such Net Sales. [**************************************]

         (d) Taxes. [***********************************************] Regeneron
will furnish Immunex or Amgen, as appropriate, with the original copies of all official receipts for such taxes. In the event of any such withholding, Regeneron and

Immunex or Amgen, as appropriate, shall confer regarding other measures to minimize such withholding.

         (e) Overdue Payments. Overdue payments hereunder shall be subject to a late payment charge calculated at an annual rate of [****************************]. If the amount of such charge exceeds the maximum permitted by law, such charge shall be reduced to such maximum.

                                    ARTICLE 4

                                 RECORDS; AUDIT

4.1 RECORD RETENTION. Regeneron shall use commercially reasonable efforts to maintain, and shall use commercially reasonable efforts (which shall include obtaining and enforcing a contractual commitment) to cause each of its Affiliates and its Sublicensees to maintain, full, true and accurate books and records, in all material respects, containing particulars required to determine the correctness of any payment of royalties due pursuant to this Agreement. Such records shall be retained for at least the longer of one (1) year after completion of an audit thereof pursuant to Section 4.2 if an audit has been requested or of three (3) years following the year in which any such payments were made hereunder.

4.2 ROYALTY AUDIT. [*************************], Regeneron agrees to make its records for payment of royalties due, available for examination by the Independent Accountant at the expense of Amgen and Immunex (except as otherwise set forth in this Section 4.2), to examine, in confidence (upon at least thirty
(30) days prior written notice and during Regeneron's regular business hours), Regeneron's records as may be necessary to determine the correctness of any payment of royalties hereunder made by Regeneron. Regeneron shall enter into a separate confidentiality agreement directly with such Independent Accountant. The report of such Independent Accountant shall be limited to a certificate verifying any report made or payment submitted by Regeneron during such period but may include, in the event the Independent Accountant shall be unable to verify the correctness of any or all of such payment, the unverifiable amount of such payment and information relating to why any or all of such payment is unverifiable, and Regeneron shall receive a copy of each such report concurrently with receipt by Immunex or Amgen, as appropriate. All information contained in any such certificate shall be deemed to be the Confidential Information of Regeneron. [****************************************]

                                    ARTICLE 5

                                     PATENTS

5.1 IMMUNEX PATENT RIGHTS. As among the Parties, Immunex shall have the sole right, at its sole discretion and at its expense, to file, prosecute, defend, maintain (subject to Section 8.3) and enforce Immunex Patent Rights.

5.2 AMGEN PATENT RIGHTS. As among the Parties, Amgen shall have the sole right, at its sole discretion and expense, to file, prosecute, defend, maintain (subject to Section 8.3) and enforce Amgen Patent Rights.

5.3 PATENT STATUS. Immunex and Amgen each agrees to keep Regeneron advised on of the status of patent applications and patents within (i) Amgen Patent Rights and Immunex Patent Rights, as appropriate, for which compensation is then being paid by Regeneron, (ii) the Amgen Licensed Patent Rights and (iii) the Immunex Licensed Patent Rights, upon reasonable written request by Regeneron, no more than once per calendar year.

5.4 NOTIFICATION OF INFRINGEMENT. If Regeneron learns of an infringement by a Third Party of the Immunex Licensed Patent Rights or the Amgen Licensed Patent Rights, Regeneron shall promptly notify and shall provide Immunex and Amgen with available evidence of such infringement.

                                    ARTICLE 6

                                 CONFIDENTIALITY

6.1 CONFIDENTIALITY. For the term of this Agreement and any extensions and for a period of five (5) years thereafter, each Party agrees to keep confidential and not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement, any Confidential Information disclosed to it by another Party, except that each Party receiving such Confidential Information shall not be prevented from using or disclosing information:

         (a) which it can demonstrate by written records was previously known to it;

         (b) which is, or becomes in the future, public knowledge through no fault or omission attributable to it;

         (c) which is lawfully obtained without restriction by it from sources independent of the disclosing Party without breach of a confidentiality obligation; or

         (d) which was independently discovered or developed by the disclosing Party without access to or the use of the disclosing Party's Confidential Information, as can be documented by written records created at the time of such independent discovery or development.

6.2. THIS AGREEMENT. The Parties agree that the material terms of the Agreement shall be considered Confidential Information of all Parties. Notwithstanding the foregoing, the Parties shall be permitted to disclose in filings with the Securities Exchange Commission ("SEC") and the Federal Trade Commission ("FTC") those terms of this Agreement required to be disclosed to either of those agencies by law or regulation; provided, however, that the Parties shall consult with one another concerning which terms of this Agreement shall be requested to be redacted by the SEC or FTC in any public filings by such agencies and, further provided, however, that in the event of a filing, each Party shall seek confidential treatment in its SEC filings and FTC filings for the royalty rates set forth in Article 3. In addition, Regeneron shall have the right to issue a press release concerning this Agreement substantially in the form annexed hereto as Exhibit F, or, if not provided in Exhibit F, subject to the consent of Amgen and Immunex, following a reasonable opportunity for review (not to exceed three
(3) business days), such consent not to be unreasonably withheld. Regeneron will not issue such press release before such time as Immunex and Aventis have fully executed the Aventis Consent and Agreement. Notwithstanding the above, each Party shall have the right to disclose in confidence the terms of the Agreement
(a) to parties retained by such Party to perform legal, accounting or similar services and who have a need to know such terms in order to provide such services or (b) to prospective assignees, Sublicensees, or Co-Promoters/Co-Marketers.

6.3 AUTHORIZED DISCLOSURE.

         (a) Each Party may disclose Confidential Information belonging to the disclosing Party to the extent such disclosure is reasonably necessary in the following:

             (i) enforcing and/or defending rights or obligations under this Agreement; and/or

             (ii) complying with any disclosure obligation required by law, order, rule or regulation of a governmental agency or a court of competent jurisdiction;

provided however, that the Party required to or intending to disclose the disclosing Party's Confidential Information under this Section 6.3 shall have first given prompt notice to the disclosing Party to enable it to seek any available exemptions from or limitations on such disclosure, and shall reasonably cooperate in such efforts by the disclosing Party.

                                    ARTICLE 7

                                 INDEMNIFICATION

7.1      INDEMNIFICATION.

          (a) Regeneron shall indemnify, defend and hold harmless Immunex, Amgen and their respective officers, directors, employees, stockholders, agents and representatives, (collectively, "Amgen/Immunex Indemnitees") from any and all Losses arising out of or relating to (i) Regeneron's representations or warranties set forth in this Agreement being untrue in any material respect when made; (ii) any material breach or material default by Regeneron of its material covenants and material obligations under this Agreement and (iii) the research, development, marketing, design, manufacture, distribution, use and/or sale of Licensed Product by, on behalf of, or under authority of, Regeneron, its Affiliates or its Sublicensees. Notwithstanding the foregoing, no Amgen/Immunex Indemnitee shall be entitled to indemnification under this Section 7.1 against any Losses arising out of an Amgen/Immunex Indemnitee's negligence or willful misconduct.

         (b) Amgen and/or Immunex, as appropriate, shall indemnify, defend and hold harmless Regeneron and its officers, directors, employees, stockholders, agents and representatives, (collectively, "Regeneron Indemnitees") from any and all Losses arising out of or relating to (i) Amgen's or Immunex's representations or warranties set forth in this Agreement being untrue in any material respect when made; and (ii) any material breach or material default by Amgen or Immunex of its material covenants and material obligations under this Agreement. Notwithstanding the foregoing, no Regeneron Indemnitee shall be entitled to indemnification under this Section 7.1 against any Losses arising out of a Regeneron Indemnitee's negligence or willful misconduct.

         (c) An indemnified Party shall give prompt notice to the indemnifying Party of any claim for which the indemnified Party may seek indemnification under Section 7.1 and, provided that the indemnifying Party is not contesting the indemnity obligation, shall permit the indemnifying Party to control any litigation relating to such claim and disposition of any claim; provided however, that the indemnifying party shall not settle or otherwise resolve any claim that would materially adversely affect the indemnified Party, without prior approval by the indemnified Party. The indemnified Party shall cooperate with the indemnifying Party in its defense of any claim for which indemnification is sought under this Agreement and shall not settle or offer to settle any such claim without the indemnifying Party's prior written consent. If the indemnifying Party elects to defend the claim, it shall not be responsible for attorneys' fees incurred by the indemnified Party without the indemnifying Party's consent; provided however, that the indemnified Party shall have the right to retain its own counsel, at its own expense. The failure by the indemnified Party to deliver notice to the indemnifying party within a reasonable time after commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying Party of any liability to the indemnified Party under this Section 7.1 (to the extent the failure to be provided such notice shall have been prejudicial to the indemnifying Party's ability to defend such action), but the omission to deliver notice to the indemnifying Party will not relieve the indemnifying Party of any liability that it may have to the indemnified Party other than under this
Section 7.1.

7.2 DAMAGES. Except pursuant to Section 7.1, notwithstanding anything to the contrary in this Agreement, in no event shall a Party be responsible for any incidental or consequential damages, including without limitation lost profits or opportunities, and/or damages in connection with Default and/or termination of this Agreement, incurred by another Party or its Indemnitees hereunder, provided however, nothing in this Agreement limits or excludes either Party's liability for fraud or for death or personal injury caused by such Party's own negligence.

7.3 INSURANCE. Each Party shall maintain, through self-insurance or commercially-placed insurance, adequate coverage for the indemnification obligations set forth herein, consistent with biopharmaceutical industry practices.

                                    ARTICLE 8

                  REPRESENTATIONS, WARRANTIES AND COVENANTS

8.1 REPRESENTATIONS AND WARRANTIES. Each Party represents and warrants as of the Effective Date:

      (a) Corporate Power. It is duly organized and validly existing under the laws of its state of incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

      (b) Due Authorization. It is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder. The Person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action.

      (c) Binding Agreement. The execution, delivery and performance of this Agreement by it does not conflict with any material agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

      (d) No Action. It is aware of no action, suit, or inquiry or investigation instituted by any Third Party or governmental agency which questions or threatens the validity of this Agreement.

Amgen represents and warrants that, to the current actual knowledge of the appropriate members of its legal and licensing departments following due inquiry, that, except as set forth in Exhibit G, it is not aware of any agreements with Third Parties that would limit Amgen's right to grant to Regeneron and its Affiliates a non-exclusive license under the patent and patent applications identified in Exhibit A to make, have made, use, sell, offer for sale and import Licensed Products in the Field of Use anywhere in the Territory. Immunex represents and warrants that, to the current actual knowledge of the appropriate members of its legal and licensing departments following due inquiry, that, except as set forth in Exhibit G, it is not aware of any agreements with Third Parties that would limit Immunex's right to grant to Regeneron and its Affiliates a non-exclusive license under the patent and patent applications identified in Exhibit C or Exhibit D to make, have made, use, sell, offer for sale and import Licensed Products in the Field of Use anywhere in the Territory.

8.2 NO OTHER WARRANTIES. Other than as set forth in Section 8.1, no Party makes any other warranties. Each of Immunex and Amgen does not warrant the validity or enforceability of its respective Patent Rights and makes no representations whatsoever with regard to the scope of such Patent Rights, or that such Patent Rights may be exploited without infringing other patents or other intellectual property rights of Third Parties. Each of Immunex and Amgen MAKES NO WARRANTIES, EXPRESSED OR IMPLIED, OF THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE of any subject matter defined by the claims of its respective Patent Rights. Each of Immunex and Amgen does not represent that it will commence legal actions of any kind against Third Parties for infringement of any of its respective Patent Rights.

8.3 COVENANTS. Immunex and Amgen each agree and covenant that neither it, nor any of its Affiliates, shall grant, transfer or return any right to any Third Party which would (a) limit or impair the Control of any Amgen Licensed Patent Right or any Immunex Licensed Patent Right or (b) conflict with the rights granted to Regeneron hereunder. Immunex further agrees and covenants that it shall maintain its right to grant Regeneron rights under Section 2.1 or 2.3, as the case may be, for the following Immunex Patent Rights: (i) the Immunex-Hoechst Patent Rights, (ii) After-Acquired Patent Rights for which Regeneron has paid any Pre-Existing Burden Payments, and (iii) Pass Through Patent Rights for which Regeneron has paid compensation pursuant to Section 2.3(c). Amgen further agrees and covenants that it shall maintain its right to grant Regeneron rights under Section 2.4, as the case may be, for the following Amgen Patent Rights: (i) After-Acquired Patent Rights for which Regeneron has paid any Pre-Existing Burden Payments, and (ii) Pass Through Patent Rights for which Regeneron has paid compensation pursuant to Section 2.4(c). Immunex further covenants that it shall use all reasonable efforts to cause the Aventis Consent and Agreement to be fully executed by Immunex and Aventis as promptly as possible following the execution of this Agreement.

                                    ARTICLE 9

                                   TERMINATION

9.1 TERM AND TERMINATION. This Agreement shall automatically terminate upon the expiration of Regeneron's obligation to pay any compensation under Article 3 of this Agreement, but not earlier than the expiration of the last to expire of the issued claims of the Immunex Patent Rights and the Amgen Patent Rights, collectively.

      (a) Termination by Regeneron. Regeneron shall have the unilateral right to terminate this Agreement at any time on thirty (30) days prior written notice signed by a duly authorized officer of Regeneron.

      (b) Termination for Merger not being Consummated. If the Effective Date is not on or before July 31, 2003 and the Amended and Restated Agreement and Plan of Merger by and among Amgen Inc., AMS Acquisition Inc. and Immunex Corporation dated as of December 16, 2001 has been terminated for any reason, this Agreement shall automatically terminate.

9.2 DEFAULT.

      (a) Default by Regeneron of its Obligations to Immunex. In the event Immunex believes there has been a Default by Regeneron, Immunex may seek a remedy, including, if appropriate under the circumstances, to terminate the rights granted under the Immunex Patent Rights by providing written notice to Regeneron as provided in the definition of Default, and proceeding in accordance with the provisions set forth below.

                  (i) If after receipt of the written notice required under the definition of Default, Regeneron gives notice to Immunex that it disputes the alleged Default, the Parties will promptly attempt to resolve the dispute pursuant to paragraph 10.11. If the dispute is not resolved under paragraph 10.11 at the expiration of the sixty (60) day cure period referred to in the definition of Default, Immunex may commence legal proceedings (or arbitration if agreed upon) to resolve the dispute whether Regeneron is in Default as alleged and to seek damages and/or any other remedy, including, if appropriate, termination of this Agreement. If it is determined that a Default occurred, the judge (or arbitrator, if appropriate) shall determine what is the appropriate remedy for the Default in question. If no such legal claim or cause of action has been filed (including in arbitration, if appropriate) by Immunex within one-hundred twenty (120) days following the written notice required under the definition of Default, Immunex shall be considered to have waived its right to seek termination or monetary damages with respect to the actions underlying the alleged Default; provided, however, that Immunex shall not be precluded from offering into evidence for any purpose the events giving rise to any previous allegation of Default in any legal proceeding brought following a subsequently alleged Default based on actions other than those underlying the previously alleged Default. The rights granted under this Agreement may not be terminated pending resolution of any legal or arbitration proceedings brought in accordance with this Section 9.2(a)(i), provided Regeneron timely pays all consideration due under the Agreement. Upon the successful termination of such rights pursuant to the procedures set forth in this Section 9.2(a)(i), all rights granted to Regeneron under the Immunex Patent Rights shall revert to Immunex. Moreover, upon the successful termination of such rights, Amgen shall have the immediate right to terminate the rights granted to Regeneron under the Amgen Patent Rights by providing written notice to Regeneron and, upon Regeneron's receipt of such notice, all rights granted to Regeneron under the Amgen Patent Rights shall revert to Amgen.

                  (ii) If the substance of the legal proceeding is whether royalties or other payments are due under the Agreement and/or the amount of such royalty or other payment due, and Regeneron pays the disputed royalty or other amount in order to maintain the Agreement in effect, and final resolution of the legal proceedings determines that such disputed royalty or other payment was not due as alleged, Regeneron shall be entitled to a full refund of any such disputed royalties or other amounts paid, together with a payment charge calculated at an annual rate of three (3) percentage points over the prime rate or successive prime rates (as posted in the Wall Street Journal) during the period such amounts were held by Immunex. If the amount of such charge exceeds the maximum permitted by law, such charge shall be reduced to such maximum.

                  (iii) The process provided for in paragraph 10.11 shall be deemed concluded for purposes of sub-paragraph (i) herein at such point as either Party sends written notice to the other Party or Parties stating that the process has concluded.

                  (iv) For the avoidance of doubt, Immunex may not seek to terminate this Agreement due to a breach of this Agreement by Regeneron other than as a result of Regeneron's failure to perform the specific enumerated obligations identified in the definition of Default. Termination is not the sole and/or exclusive remedy for such Defaults. Nothing in this clause shall be construed as preventing any Party from seeking recovery of monetary damages for breach of the Agreement, whether such breach is a Default or not.

       (b) Default by Regeneron of its Obligations to Amgen. In the event Amgen believes there has been a Default by Regeneron, Amgen may seek a remedy, including, if appropriate, to terminate the rights granted under the Amgen Patent Rights by providing written notice to Regeneron as provided in the definition of Default, and proceeding in accordance with the provisions set forth below.


                  (i) If after receipt of the written notice required under the definition of Default, Regeneron gives notice to Amgen that it disputes the alleged Default, the Parties will promptly attempt to resolve the dispute pursuant to paragraph 10.11. If the dispute is not resolved under paragraph 10.11 at the expiration of the sixty (60) day cure period referred to in the definition of Default, Amgen may commence legal proceedings (or arbitration if agreed upon) to resolve the dispute whether Regeneron is in Default as alleged and to seek damages and/or any other remedy, including, if appropriate, termination of this Agreement. If it is determined that a Default occurred, the judge (or arbitrator, if appropriate) shall determine what is the appropriate remedy for the Default in question. If no such legal claim or cause of action has been filed (including in arbitration, if appropriate) by Amgen within one-hundred twenty (120) days following the written notice required under the definition of Default, Amgen shall be considered to have waived its right to seek termination or monetary damages with respect to the actions underlying the alleged Default; provided, however, that Amgen shall not be precluded from offering into evidence for any purpose the events giving rise to any previous allegation of Default in any legal proceeding brought following a subsequently alleged Default based on actions other than those underlying the previously alleged Default. The rights granted under this Agreement may not be terminated pending resolution of any legal or arbitration proceedings brought in accordance with this Section 9.2(a)(i), provided Regeneron timely pays all consideration due under the Agreement. Upon the successful termination of such rights pursuant to the procedures set forth in this Section 9.1(b)(i), all rights granted to Regeneron under the Amgen Patent Rights shall revert to Amgen. Moreover, upon the successful termination of such rights, Immunex shall have the immediate right to terminate the rights granted to Regeneron under the Immunex Patent Rights by providing written notice to Regeneron and, upon Regeneron's receipt of such notice, all rights granted to Regeneron under the Immunex Patent Rights shall revert to Immunex.

                  (ii) If the substance of the legal proceeding is whether royalties or other payments are due under the Agreement and/or the amount of such royalty or other payments due, and Regeneron pays the disputed royalty or other amount in order to maintain the Agreement in effect, and final resolution of the legal proceedings determines that such disputed royalty or other payment was not due as alleged, Regeneron shall be entitled to a full refund of any such disputed royalties or other amounts paid, together with a payment charge calculated at an annual rate of three (3) percentage points over the prime rate or successive prime rates (as posted in the Wall Street Journal) during the period such amounts were held by Amgen. If the amount of such charge exceeds the maximum permitted by law, such charge shall be reduced to such maximum.

                  (iii) The process provided for in paragraph 10.11 shall be deemed concluded for purposes of sub-paragraph (i) herein at such point as either Party sends written notice to the other Party or Parties stating that the process has concluded.

                  (iv) For the avoidance of doubt, Amgen may not seek to terminate this Agreement due to a breach of this Agreement by Regeneron other than as a result of Regeneron's failure to perform the specific enumerated obligations identified in the definition of Default. Termination is not the sole and/or exclusive remedy for such Defaults. Nothing in this clause shall be construed as preventing any Party from seeking recovery of monetary damages for breach of the Agreement, whether such breach is a Default or not.

9.3 INSOLVENCY OR BANKRUPTCY. All rights and licenses granted under or pursuant to this Agreement to Regeneron are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 of the United States Bankruptcy Code. The Parties agree that Regeneron shall retain all licenses granted to it hereunder and may fully exercise all of its rights and elections under the United States Bankruptcy Code, subject to payment to Immunex or Amgen, as appropriate, of any compensation due pursuant to Article 3.

9.4 ACCRUED RIGHTS, SURVIVING OBLIGATIONS. Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such termination, relinquishment or expiration.

9.5 EFFECTS OF TERMINATION. Upon termination or expiration of this Agreement,

      (a) The following provisions shall remain in full force and effect:
Article 1, Article 4 (as provided therein), Article 6 (as provided therein),
Article 7, Section 9.4, Section 9.5 and Article 10.

      (b) Regeneron, its Affiliates and its Sublicensees shall thereupon have the right to sell that amount of any such Licensed Product they then have in their possession or control, provided however, that with respect to any such Licensed Product for which compensation is due under Article 3, Regeneron shall pay the amounts due thereunder at the time provided for.

      (c) Each Party will upon request promptly return all copies of any documents, samples or other physical embodiments of the Confidential Information to the originating Party except each Party may retain one copy in its corporate files (or with the Independent Accountant) for reference.

      (d) No Party hereto shall be released from any liability which, at the time of such termination, shall have already accrued or which shall be attributable to a period prior to such termination nor preclude a Party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

      (e) Except as specifically provided herein, all other rights and obligations under this Agreement shall terminate upon termination or expiration of this Agreement, and Regeneron shall no longer be a licensee pursuant to this Agreement.

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

10.1 ASSIGNMENT. Neither this Agreement nor any interest hereunder shall be assignable by any Party without the prior written consent of the other Parties; provided however, that a Party may assign this Agreement and all of its rights and obligations hereunder, without such consent, (i) to any Affiliate, provided such interest shall be retransferred to the relevant Party if such entity ceases to be an Affiliate of such Party, and provided further that the assigning Party shall remain responsible for acts and omissions of (including the performance of this Agreement by) its Affiliate or (ii) to an entity which acquires all or substantially all of the business to which this agreement pertains, whether by merger, consolidation, reorganization, acquisition, sale, license or otherwise. This Agreement shall be binding upon the successors and permitted assigns of a Party, and the name of a Party appearing herein shall be deemed to include the names of such Party's successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. For the avoidance of doubt, Immunex may assign this entire Agreement and its interests hereunder to Amgen or an Affiliate of Amgen at any time after the closing of the acquisition of Immunex by Amgen; and, upon such assignment, reference to "Immunex", "Immunex and Amgen", "Immunex or Amgen" and "Immunex and/or Amgen", in each instance, shall be deemed reference to "Amgen" alone. Any assignment not in accordance with this Section 10.1 shall be void.

10.2 COSTS. Each Party shall bear its own legal costs and expenses arising out of the negotiation, execution and delivery of this Agreement.

10.3 FORCE MAJEURE. No Party shall be liable to the other for Losses, nor shall have any right to terminate this Agreement for any default or delay attributable to any Force Majeure, if the Party affected shall give prompt notice of any such cause to the other Parties. The Party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled, provided however, that such affected Party commences and continues to take reasonable and diligent actions to cure such cause.

10.4 NOTICES. All notices and other communications required by this Agreement shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, provided however, that notices of a change of address shall be effective only upon receipt thereof):

If to Regeneron, addressed to:

Regeneron Pharmaceuticals, Inc.
Attention: President
777 Old Saw Mill River Road
Tarrytown, NY 10591-6707
Facsimile: [******************]

With a copy to: Vice President and General Counsel
Facsimile: [*******************]


If to Immunex, addressed to:

Immunex Corporation
51 University Street
Seattle, WA 98101
Facsimile: [*****************]

With a copy to: General Counsel
Facsimile: [*****************]

If to Amgen, addressed to:

Amgen Inc.
One Amgen Center Drive
Thousand Oaks, California USA 91320-1799
Attention: Corporate Secretary
Facsimile: [*****************]

With a copy to: Vice President, Product Licensing
Facsimile: [*****************]

10.5 AMENDMENT. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

10.6 WAIVER. Except as set forth herein, no provision of the Agreement shall be waived by any act, omission or knowledge of any Party or its agents or employees, except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.

10.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which need not contain the signature of more than one Party, but all such counterparts taken together shall constitute one and the same agreement.

10.8 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement (including the headings in any exhibits hereto) are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

10.9 GOVERNING LAW. This Agreement shall be governed and interpreted in all respects under the substantive laws of the State of Delaware as applied to agreements executed and performed entirely in the State of Delaware by residents of the State of Delaware, without giving effect to those provisions governing conflicts of law. The Parties consent to the exclusive jurisdiction of the Delaware Courts for all matters arising out of or relating to this Agreement, and further consent that any process, notice of motion or other application to either such court or judge thereof may be served outside of Wilmington, Delaware by registered or certified mail or by personal service, provided that a reasonable time for appearance is allowed. Any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of Amgen Patent Rights and/or Immunex Patent Rights in a country shall be governed by the laws of that country.

10.10 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. The Parties shall make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its economic effect is most consistent with the objectives contemplated by the Parties as evidenced by the terms and conditions of this Agreement when entering into such invalid or unenforceable one. Invalidity, non-enforceability or expiration of any or all of the Amgen Patent Rights or Immunex Patent Rights shall not affect Regeneron's license rights in and to the remaining Amgen Patent Rights and Immunex Patent Rights.

10.11 DISPUTE RESOLUTION. The Parties agree that in the event of a dispute between and/or among them arising from, concerning or in any way relating to this Agreement, the Parties shall undertake good faith efforts to resolve any such dispute in good faith. In the event the Parties shall be unable to resolve any such dispute, the matter shall be first referred to the general counsel for each Party for further review and resolution and, if necessary, then to the chief executive officer of each Party. If after such efforts the Parties are unable to resolve such dispute, a Party may seek any legal or equitable remedy available to it.

10.12 INDEPENDENT CONTRACTORS. The relationship among the Parties created by this Agreement is one of independent contractors, and no Party shall have the power or authority to bind or obligate the other except as expressly set forth in this Agreement.

10.13 USE OF NAME. In addition to being subject to Article 6, no right, express or implied, is granted to a Party by this Agreement to use in any manner any trademark or trade name of another Party or its Affiliates, including the names "Amgen", "Immunex" and "Regeneron", without the prior written consent of the owning Party.

10.14 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

10.15 NO ADMISSION. This Agreement shall not be construed as an admission of any Party that any patent is valid, infringed, enforceable, or invalid, not infringed or not enforceable. This Agreement may not be offered into evidence or referred to by any Party in any action against another Party for patent infringement as evidence of an admission respecting infringement or validity of any patent. Other than in connection with the enforcement of this Agreement, this Agreement may not be offered into evidence for the purpose of establishing appropriate damages for infringement of any Patent Rights covered by this Agreement.

10.16 [*********************************]




                                      * * *

                  [remainder of page intentionally left blank]


                                      * * *

10.17 ENTIRE AGREEMENT OF THE PARTIES. This Agreement (including all Exhibits attached hereto, which are incorporated herein by reference) shall constitute and contain the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, representations, promises, understandings and agreements, whether oral or written, between the Parties respecting the subject matter thereof.


      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in duplicate by their respective duly authorized officers.


REGENERON PHARMACEUTICALS, INC.

/s/ Stuart Kolinski
------------------------------------------
By: Stuart Kolinski
    --------------------------------------
Title: General Counsel
       -----------------------------------
Date:  June 26, 2002
       -----------------------------------


IMMUNEX CORPORATION                        AMGEN INC.



/s/ Edward V. Fritzky                      /s/ Scott J. Foraker
---------------------------------------    -------------------------------------
By: Edward V. Fritzky                      By: Scott J. Foraker
    -----------------------------------    -------------------------------------
Title: Chairman and CEO                    Title: Vice President Licensing
       --------------------------------           ------------------------------
Date:  June 26, 2002                       Date:  June 26, 2002
       --------------------------------           ------------------------------

                                    EXHIBIT A

                          Amgen Licensed Patent Rights


                 [********************************************]

                                    EXHIBIT B

              Consent and Agreement Modifying Receptor Agreement

               [**********************************************]

                                    EXHIBIT C

                          Immunex-Hoechst Patent Rights

               [*********************************************]

                                    EXHIBIT D

                           Immunex IL-1r Patent Rights

                [********************************************]

                                    EXHIBIT E

                 Payment Terms for After-Acquired Patent Rights

Pursuant to Section 2.3(b) and 2.4(b), should Regeneron elect to have After-Acquired Patent Rights included within the Immunex Patent Rights or the Amgen Patent Rights, respectively, Regeneron must pay the consideration set forth herein:

[****************************************************************************]

                                    EXHIBIT F

                                  PRESS RELEASE

    REGENERON GRANTED LICENSE BY AMGEN AND IMMUNEX TO INTERLEUKIN-1 INHIBITOR
                                     PATENTS




Tarrytown, NY (June XX, 2002) -- Regeneron Pharmaceuticals (Nasdaq: REGN) announced that it has entered into an agreement with Amgen Inc. and Immunex Corporation for a non-exclusive license to certain intellectual property rights which may be used in the development and commercialization of Regeneron's interleukin-1 (IL1) Trap. Amgen and Immunex agreed to grant the license to Regeneron in connection with Amgen's pending acquisition of Immunex, which is currently under review by the Federal Trade Commission. The license to Regeneron becomes effective upon the completion of the acquisition.

This license follows two other licensing arrangements under which Regeneron obtained rights to practice intellectual property for potential use in its IL1 Trap program. The Company gained nonexclusive rights to patents owned by ZymoGenetics, Inc. covering immunoglobulin-fusion proteins. In addition, [ ]

"The IL1 Trap demonstrated clinical activity in patients with rheumatoid arthritis in a Phase I trial and a Phase II trial is scheduled to begin shortly," noted Stuart Kolinski, Regeneron's Vice President and General Counsel. "Regeneron was able to secure these three licenses to intellectual property rights, which enhance our existing patent portfolio for the IL1 Trap, in exchange for total royalties in the mid-single digits.

This news release discusses historical information and includes forward-looking statements about Regeneron and its products, programs, finances, and business, all of which involve a number of risks and uncertainties, such as risks associated with preclinical and clinical development of drugs and biologics, determinations by regulatory and administrative governmental authorities, competitive factors, technological developments, the availability and cost of capital, the costs of developing, producing, and selling products, the potential for any collaboration agreement to be canceled or to terminate without any product success, and other material risks. A more complete description of these risks can be found in Regeneron's filings with the United States Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2001. Regeneron does not undertake any obligation to update publicly any forward-looking statement, whether as a result of new information, future events, or otherwise, unless required by law.

Regeneron is a biopharmaceutical company that discovers, develops, and intends to commercialize therapeutic medicines for the treatment of serious medical conditions. Regeneron has therapeutic candidates in clinical trials for the potential treatment of obesity, rheumatoid arthritis, and cancer, and has preclinical programs in asthma, allergies, and other diseases and disorders. Regeneron's platform technologies include Targeted Genomics(TM), Functionomics(TM), and Designer Protein Therapeutics(TM).

                                       ###

Contact:          Charles Poole
                  Vice President, Investor Relations
                  Regeneron Pharmaceuticals, Inc.
                  charles.poole@regn.com
                  (914) 345-7641

Media Contact:    Jeanne Abi-Nader
                  Vice President
                  Robinson, Lerer, Montgomery
                  jabi-nader@rlmnet.com
                  (212) 484-7954

Additional information about Regeneron and recent news releases are available on Regeneron's Worldwide Web Home Page at www.regn.com. Fax copies of news releases can be obtained from Regeneron's News-on-Demand Service by dialing (800) 311-0841.

                                    EXHIBIT G

              SCHEDULE OF LIMITATIONS OF LICENSED PATENT RIGHTS



[********************************************]